EXHIBIT 10.60

AMENDMENT NO. 1

TO THE

KAR AUCTION SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT TO THE KAR AUCTION SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is made as of March 31, 2010.

WHEREAS, KAR Auction Services, Inc. (the “Company”) maintains the KAR Auction Services, Inc. Employee Stock Purchase Plan (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    The paragraph of Section 1.2 of the Plan beginning with the words “Exercise Date” is hereby amended by deleting the period following the words “the Committee,” and adding the following clause at the end thereof:

“, provided, however, that no Exercise Date with respect to a right to purchase shares of Common Stock under the Plan shall be later than 5 years from the date such right was granted.”

2.    Section 2.1 of the Plan is hereby amended by deleting the phrase “ ‘hours of service’ (as that term is defined in the KAR Auction Services, Inc. 401(k) Plan)” and replacing it with the phrase “hours of service.”

3.    Section 3.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase Common Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any related company would accrue at a rate which exceeds the lesser of (i) $25,000 in Fair Market Value of such Common Stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right would be outstanding at any time or (ii) 7,500 shares of Common Stock per Option Period.”

4.    Section 4.2 of the Plan is hereby amended by adding the following as the third sentence thereof:

“Notwithstanding anything to the contrary in this Plan, in any event, (i) the number of shares of Common Stock that may be reserved for purchase or purchased hereunder shall not exceed 1,000,000 shares, and (ii) the Option Price per share shall not be less than eighty-five percent (85%) of the Fair Market Value of such share on the Exercise Date of an Option Period.”

5.    This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws rules.

6.    Except as modified by this Amendment, the Plan is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

KAR AUCTION SERVICES, INC.

/S/ JAMES P. HALLETT
By:	James P. Hallett
Title:	Chief Executive Officer

2